Exhibit 10.9
[FORM OF LETTER AGREEMENT]
__________ ____ , 2006
Global Logistics Acquisition Corporation
330 Madison Avenue, Sixth Floor
New York, NY 10017
Re:     Warrant Purchase Commitment Agreements
Dear Sirs:
     Reference is made to those certain warrant purchase commitment agreements (the “Warrant Purchase Agreements”) entered or to be entered into by us and the initial stockholders of Global Logistics Acquisition Corporation (the “Company”) as described in the Company’s registration statement on Form S-1 (File No. 333-128591) (as may be amended and supplemented from time to time, the “Registration Statement”).
     This letter agreement will confirm our agreement that in the event we are retained by the Company to provide services relating to a possible business combination following the completion of the Company's initial public offering pursuant to the Registration Statement, we will assign our obligations to purchase Company warrants pursuant to the Warrant Purchase Agreements to a broker dealer(s) unaffiliated and independent of us. In such event, we further confirm that we will not agree to receive, and will not accept, any compensation as a result of such assignment.
     This letter agreement shall be binding on us and the Company and our and their respective successors and assigns.
     This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.
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Very truly yours,
BB&T Capital Markets, a Division of Scott & Stringfellow, Inc.
By:______________________
Name:____________________
Title:_____________________
Accepted and agreed as of the date hereof:
Global Logistics Acquisition Corporation
By:______________________
Name:____________________
Title:_____________________